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                                                                    Exhibit 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of BANC ONE CORPORATION pertaining to the First Commerce Corporation 1985 Stock Option Plan, First Commerce Corporation Amended and Restated 1992 Stock Incentive Plan and First Commerce Corporation 1997 Stock Option Plan, of our report dated February 12, 1998, on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1997.


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.


Columbus, Ohio
June 12, 1998